SERVICES AGREEMENT

     AGREEMENT made as of February 20, 1996, between BROOKE GROUP LTD., a Delaware corporation (the "Company"), and DALE HANSON ("Nominee").

     WHEREAS, the Company has asked and Nominee has agreed to be a nominee for election to the Board of Directors of RJR Nabisco Holdings Corp. ("RJR Nabisco") at the 1996 annual meeting of stockholders of RJR Nabisco (the "Annual Meeting"); and

     WHEREAS, the Company desires to retain the services of Nominee in connection with providing advice and consultation to the Company as described below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                    SERVICES

     1.01. Services. Nominee agrees (a) to be a Nominee for election to the Board of Directors of RJR Nabisco at the Annual Meeting and (b) to advise and consult with the Company and its affiliates on various matters, including but not limited to (i) matters generally relating to issues of corporate governance and shareholder democracy in publicly traded corporations, (ii) matters relating to or arising out of the solicitation (the "Spinoff Solicitation") by the Company of consents from the stockholders of RJR Nabisco for the adoption of a non-binding resolution requesting and recommending that the Board of Directors of RJR Nabisco immediately spin off the remaining 80.5% of Nabisco Holdings Corp. held by RJR Nabisco to the stockholders of RJR Nabisco, (iii) matters relating to or arising out of any solicitation (the "Director Solicitation"; and together with the Spinoff Solicitation, the "Solicitations") which the Company may make of proxies from the stockholders of RJR Nabisco in support of Nominee's election as a director of RJR Nabisco at the Annual Meeting and (iv) such other matters as the Company and Nominee shall agree on from time to time (collectively, the "Services"). Nothing contained in this Agreement shall prevent Nominee from engaging in any business, charitable or personal activities that do not interfere with his ability to perform the Services.

     1.02. Responsibility of Nominee. The responsibility of Nominee under this Agreement is to use Nominee's reasonable best efforts to provide Services hereunder competently and in


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accordance with acceptable business standards; provided that Nominee shall have no liability to the Company arising out of the performance of the Nominee's duties hereunder except to the extent that Nominee's acts constitute willful misconduct or gross negligence.

     1.03. Term. This Agreement shall become effective on the date hereof and shall terminate on May 31, 1997, unless earlier terminated by the mutual written consent of the parties hereto (the "Term"). The provisions of Section 1.04 and
Article II shall survive the termination of this Agreement.

     1.04 Confidential Information. During the Term and thereafter, Nominee shall not disclose to any person (except with the authority of the Company or unless ordered to do so by a court of competent jurisdiction or government agency) any information relating to the Solicitations or the business, investments, finances or other matters of a confidential nature of the Company of which Nominee may in the course of Nominee's duties hereunder or otherwise become possessed, and Nominee shall use his reasonable best efforts to prevent any such disclosure as aforesaid. The foregoing shall not apply to matters or information which has become publicly available other than as result of Nominee's breach of this Section 1.04.

                                   ARTICLE II

                             REMUNERATION OF NOMINEE

     2.01 Compensation. (a) The Company shall pay Nominee a one time cash payment of $150,000, payable on the date hereof.

     (b) The Company hereby grants to Nominee a stock appreciation right (the "SAR") with respect to 50,000 shares ("SAR Shares") of common stock, par value $.01 per share, of RJR Nabisco ("Common Stock"). Nominee may exercise such right in whole or in part at any time and from time to time from and after June 30, 1996. The SAR shall expire at the close of business on the tenth business day after the end of the Term. Upon exercise, the Company shall pay to Nominee an amount, if any, equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over $31.50 per share, multiplied by the number of shares of Common Stock with respect to which the SAR shall have been exercised. For purposes of this Agreement, "Fair Market Value", as of any date shall mean the average of the daily closing prices of the Common Stock for the ten consecutive trading days on or prior to such date, as reported on the consolidated transaction reporting system for the New York Stock Exchange for such dates. In the event of any change in capitalization affecting the Common Stock, including, without limitation, a stock dividend or other distribution, split, reverse certificate split, recapitalization, merger, consolidation, subdivision, split-up, spin-off, combination or


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exchange of Common Stock or other form of reorganization, or any other change affecting the Common Stock, the Company shall automatically make such mathematically proportionate adjustments in the number of SAR Shares covered by the SAR and the exercise price in respect thereof, as are reasonably appropriate under the circumstances.

     2.02. Expenses. The Company shall reimburse Nominee for all ordinary, necessary and reasonable business expenses incurred by Nominee in connection with the Services. Nominee shall furnish the Company with reasonably detailed documentation for any such reimbursable expenses.

     2.03. Indemnification. In the event Nominee is or becomes a party to or other participant in, or is threatened to be made a party to or other participant in, a threatened, pending or completed action, suit or proceeding by reason of (or arising in part out of) the performance of the Services, the Company to the fullest extent permitted by applicable law shall indemnify and hold harmless Nominee from and against any and all damages, judgments, fines, penalties, amounts paid in settlement, deficiencies, losses and expenses, including reasonable attorneys' fees ("Losses") suffered, incurred or sustained by Nominee or to which Nominee becomes subject, resulting from, arising out of or relating to such action, suit or proceeding. Notwithstanding anything to the contrary contained herein, the Company shall not be required to indemnify Nominee in respect of Losses arising from Nominee's willful misconduct or gross negligence.

                                   ARTICLE III

                               GENERAL PROVISIONS

     3.01. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without reference to the principles of conflicts of laws.

     3.02. Assignment. This Agreement shall bind and inure to the benefit of the successors and assigns of the parties hereto. Neither of the parties hereto may assign this Agreement or any rights hereunder without the written consent of the other party hereto.

     3.03. Waiver or Amendment. No waiver, change or amendment of any provision of this Agreement shall be valid or of force or effect unless made in writing and signed by the party against which the enforcement of such change or waiver is sought. The signing of such waiver or change in any instance shall in no event be construed to be a general waiver, abandonment or change of any of the provisions hereof, but shall be strictly limited to


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the specific instance and for the specific purpose stated therein.

     3.04. No Agency, Etc. This Agreement is not intended to create an employment relationship between the Company and Nominee. For all purposes, Nominee shall be deemed an independent contractor and not the Company's agent or employee, and Nominee shall have no authority to act for, represent, bind or obligate the Company, and nothing contained herein shall be deemed to create a partnership or a joint venture between the Company and Nominee. Neither party shall be liable for any act of or failure to act by the other party except as herein specifically provided.

     3.05. No Breach, Etc. Nominee hereby represents and warrants that neither the execution and delivery nor the performance by Nominee of this Agreement will violate, or be in conflict with, or constitute a default under, any agreement or contract to which Nominee is a party.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized representatives as of the day and year first above written.

                                              BROOKE GROUP LTD.


                                              By:  /s/  BENNETT S. LEBOW
                                                 -------------------------------
                                                 Name:  Bennett S. LeBow
                                                 Title: Chairman, President and
                                                        Chief Executive Officer



                                                   /s/  DALE M. HANSON
                                                 -------------------------------
                                                        Dale M. Hanson

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